BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: March 28, 2018 05:13 PM Pacific Time

Incorporation Number: **BC1153788**

Recognition Date and Time: February 22, 2018 12:00 AM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company:

CIVEO CORPORATION

REGISTERED OFFICE INFORMATION

Mailing Address:
250 HOWE STREET, 20TH FLOOR
VANCOUVER BC V6C 3R8
CANADA

Delivery Address:
250 HOWE STREET, 20TH FLOOR
VANCOUVER BC V6C 3R8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
250 HOWE STREET, 20TH FLOOR
VANCOUVER BC V6C 3R8
CANADA

Delivery Address:
250 HOWE STREET, 20TH FLOOR
VANCOUVER BC V6C 3R8
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Blankenship, C. Ronald

Mailing Address:	Delivery Address:
THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES	THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES

Last Name, First Name, Middle Name:
Lambert, Martin A.

Mailing Address:	Delivery Address:
THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES	THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES

Last Name, First Name, Middle Name:
Wall, Timothy O.

Mailing Address:	Delivery Address:
THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES	THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES

Last Name, First Name, Middle Name:
Szalkowski, Charles

Mailing Address:	Delivery Address:
THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES	THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES

Last Name, First Name, Middle Name:
Navarre, Richard A.

Mailing Address:	Delivery Address:
THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES	THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES

Last Name, First Name, Middle Name:
Moore, Constance B.

Mailing Address:	Delivery Address:
THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES	THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES

Last Name, First Name, Middle Name:
Dodson, Bradley J.

Mailing Address:	Delivery Address:
THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES	THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

July 13, 2015
February 22, 2018

AUTHORIZED SHARE STRUCTURE

1.	550,000,000	Common Shares	Without Par Value With Special Rights or Restrictions attached
2.	50,000,000	Class A Preferred Shares	Without Par Value With Special Rights or Restrictions attached
1.	50,000,000	Series 1	Special Rights or Restrictions are attached
3.	50,000,000	Class B Preferred Shares	Without Par Value With Special Rights or Restrictions attached
1.	50,000,000	Series 1	Special Rights or Restrictions are attached